Exhibit 10.1

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of this 15th day of September, 2006 by and among Storm Cat Energy Corporation, a company incorporated under the laws of the Province of British Columbia, Canada (the “Company”), and Trapeze Capital Corp., a company incorporated under the laws of Ontario, Canada (the “Investor”).

Recitals:

A.            The Investor desires to purchase from the Company, and the Company desires to issue and sell its common shares, without par value per share (the “Common Shares”), to the Investor at a per share purchase price of (1) CDN$1.80 with respect 6,172,839 Common Shares that will qualify as flow-through shares (the “Flow-Through Shares”), and (2) CDN$1.58 with respect 7,594,937 Common Shares (the “Ordinary Shares” and together with the Flow-Through Shares, the “Shares”), together with warrants to acquire 2,126,582 Common Shares, at an exercise price of CDN$1.90 per share (the “Warrants”), in the form to be attached to the Subscription Agreement to be entered into between the Company and the Investor (the “Subscription Agreement”) preceding the closing of this offering (the “Private Placement”); and

B.            The Company and the Investor are executing and delivering this Agreement in connection with an offering in Canada with respect to Foreign Investor (as defined below) in reliance upon Regulation S (“Regulation S”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “1933 Act”), and on the “accredited investor” exemption from applicable Canadian prospectus and registration requirements contained in Section 2.3 of National Instrument 45-106 of the Canadian Securities Administrators.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Purchase and Sale of the Shares and Warrants.  Subject to the terms and conditions of this Agreement and the Subscription Agreement, on the Closing Date (as defined below), the Investor shall purchase, and the Company shall sell and issue to the Investor, 6,172,839 Flow-Through Shares at an aggregate purchase price of CDN$11,111,110, 7,594,937 Ordinary Shares at an aggregate purchase price of CDN$12,000,000, and 2,126,582 Warrants.  The Flow-Through Shares will be used to incur exploration and development expenses which qualify as CEE under the Income Tax Act (Canada).

2.             Closing.  Upon the date of confirmation that the conditions to closing specified in this Agreement or in the Subscription Agreement have been satisfied or duly waived by the Investor or the Company, as applicable (the “Closing Date”), the certificates representing the Shares and the Warrants shall be released to the Investor upon payment in full of the aggregate purchase price to the Company (as set forth above) by the Investor (the “Closing”).  The purchase and sale of the Shares and the Warrants in the Closing shall take place at such location and on such date as the Company and the Investor shall mutually agree.

3.             Representations, Warranties and Covenants.  The Company and the Investor will each make customary representations, warranties and covenants to the other in the Subscription Agreement.

4.             Regulation S Offering.  The Investor represents that it is (i) not a U.S. Person as that term is defined in Regulation S, (ii) a resident of Canada and (iii) who is acquiring the Shares and Warrants in reliance on the exemption from the registration requirements of the 1933 Act provided by Regulation S (a “Foreign Investor”).  The Investor acknowledges that the Shares and Warrants to be purchased by the Investor will be acquired for investment for the Investor’s own account, or as a Distributor as that term is defined in Regulation S, and not for the account or benefit of a U.S. Person, and not with a view to the resale or distribution of any part thereof in the United States and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in the United States.  The Investor hereby agrees to resell the Shares or the Common Shares underlying the Warrants only in accordance with the provisions of Regulation S, pursuant to registration under the 1933 Act, or pursuant to an exemption from registration.  It is understood that certificates evidencing the Shares and the Warrants held by the Investor shall bear specific Regulation S legends as set forth in the Subscription Agreement.

5.             Conditions to Closing.  The Company’s obligation to sell and issue the Shares and the Warrants, and the Investor’s obligation to purchase the Shares and the Warrants, at the Closing is subject to the fulfillment to the satisfaction of the Company or the Investor (as applicable) on or prior to the Closing Date of the conditions as set forth in the Subscription Agreement, any of which may be waived by the Company or the Investor.  For greater certainty and without limiting the generality of the foregoing, the herein contemplated transaction will be subject to the prior acceptance of the Toronto Stock Exchange and the American Stock Exchange and the parties hereto agree to amend the terms and conditions of this Agreement to the extent required to secure such prior acceptance.

6.             Miscellaneous.

6.1.          Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an affiliate or to a third party in compliance with rules and regulations of the SEC and applicable securities regulatory authorities in the provinces and territories of Canada, and that shall agree in writing to be bound by the terms and conditions of this Agreement and Subscription Agreement.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Except for provisions of this Agreement expressly to the contrary, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

6.2.          Counterparts; Faxes.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed via facsimile, which shall be deemed an original.

6.3.          Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described on the earlier of (i) if given by personal delivery, then such notice shall be deemed given upon such delivery; (ii) if given by facsimile or electronic mail, then such notice shall be deemed given upon receipt of confirmation of complete transmittal; (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient, or (B) three days after such notice is deposited in first class mail, postage prepaid; (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one day after delivery to such carrier; and (v) upon actual receipt by the party to whom the notice is required to be given.  All notices shall be addressed to the party to be notified at the address specified on the signature page hereto, or at such other address as such party may designate by ten days’ advance written notice to the other party:

6.4.          Expenses.  The Company shall pay the reasonable fees and expenses of Coker, Palmer, Phillips & Mullen, Inc. as agreed to between the Company and Coker, Palmer, Phillips & Mullen, Inc..  The Investor shall bear its own expenses in connection with the negotiation, preparation, execution and delivery of this Agreement.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the Subscription Agreement, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

6.5.          Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement shall not be waived (either generally or in a particular instance and either retroactively or prospectively), without the prior written consent of the Company and the Investor.

6.6.          Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investor without the prior consent of the other party, except the Company will make such other filings and notices in the manner and time required by the SEC and the securities regulatory authorities in the provinces and territories of Canada in which such filings and notices are required.

6.7.          Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

6.8.          Entire Agreement.  This Agreement, including the Subscription Agreement and any documents related thereto, constitute the entire agreement among the Company and the Investor with respect to the Private Placement and the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the Company and the Investor with respect to the Private Placement and the subject matter hereof and thereof; provided however, the obligations of an Investor under any nondisclosure agreement or confidentiality letter entered into by such Investor in connection with the offering of the Securities shall continue to apply in accordance with the terms thereof.

6.9.          Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

6.10.        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the Province of British Columbia without regard to the choice of law principles thereof.

[Signature Page to Follow]

IN WITNESS WHEREOF, the undersigned has executed this Purchase Agreement or caused its duly authorized officers to execute this Purchase Agreement as of the date first above written.

STORM CAT ENERGY CORPORATION

By:	/s/ Paul Wiesner
Name:	Paul Wiesner
Title:	Chief Financial Officer

Address:

Storm Cat Energy Corporation
1125 Seventeenth Street; Suite 2310
Denver, CO 80202
Attn: J. Scott Zimmerman
Fax: (303) 991-5075

TRAPEZE CAPITAL CORP.

By:	/s/ Randall Abramson
Name:	Randall Abramson
Title:	President

Address:

Trapeze Capital Corp.
22 St. Clair Avenue East, 18th Floor
Toronto, ON M4T 2S3
Attn:
Fax: (416) 867-9771

[Signature Page Purchase Agreement.]